      ---------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                  -------------

                                   FORM 8-K/A
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 1, 2002

                                  ------------

                                 METASOLV, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                      0-17920                75-2912166
       (State or other         (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                           Identification Number)

     5560 Tennyson Parkway                                       75024
         Plano, Texas                                          (Zip Code)
    (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (972) 403-8300

                                 Not Applicable
          (Former name or former address, if changed since last report)

      ---------------------------------------------------------------------

Item 2.  Acquisition or Disposition of Assets.

         On January 21, 2002, MetaSolv Software, Inc., a Delaware corporation ("MetaSolv Software") and a wholly owned subsidiary of MetaSolv, Inc., a Delaware corporation (the "Registrant"), entered into an Asset Purchase Agreement (the "Agreement"), among MetaSolv Software, as purchaser, Nortel Networks Limited, as vendor, and the Registrant, as guarantor, as previously reported on Form 8-K filed with the Securities and Exchange Commission on February 15, 2002.

         This report amends and restates Item 7 of the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 15, 2002.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of businesses acquired.

         The audited financial statements of Architel Systems Corporation (the predecessor of the Service Commerce division ("Service Commerce") of Nortel Networks Limited) for the year ended September 30, 1999, and the period from October 1, 1999 to June 30, 2000, and the audited financial statements of Service Commerce for the years ended
         December 31, 2001 and 2000, are set forth below.

                      Consolidated Financial Statements of

                      ARCHITEL SYSTEMS CORPORATION

                      June 30, 2000 and September 30, 1999

Independent Auditors' Report

To the Shareholders of
Architel Systems Corporation

We have audited the consolidated balance sheets of Architel Systems Corporation as at June 30, 2000 and September 30, 1999 and the consolidated statements of operations and deficit and cash flows for the nine-month period ended June 30, 2000 and for the year ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2000 and September 30, 1999 and the results of its operations and its cash flows for the nine-month period ended June 30, 2000 and for the year ended September 30, 1999 in accordance with Canadian generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

Toronto, Ontario
March 22, 2002

ARCHITEL SYSTEMS CORPORATION
Consolidated Balance Sheets
June 30, 2000 and September 30, 1999
(in Canadian Dollars)

--------------------------------------------------------------------------------

                                                                                 June 30,          September 30,
                                                                                     2000                   1999
                                                                    ----------------------     ------------------
ASSETS

CURRENT
     Cash and cash equivalents                                               $  3,944,767           $  8,776,844
     Short-term investments                                                    14,474,498             19,066,260
     Accounts receivable (Note 3)                                              24,302,827             24,015,179
     Income taxes receivable                                                    1,245,864                      -
     Investment tax credits recoverable (Note 4)                                1,415,544                965,544
     Prepaid expenses                                                           1,479,311              1,138,853
-----------------------------------------------------------------------------------------------------------------
                                                                               46,862,811             53,962,680

CAPITAL ASSETS (Note 5)                                                         8,609,330              7,295,802

DEFERRED INCOME TAXES                                                           2,598,015                490,060

INTANGIBLE ASSETS (Note 6)                                                              -             11,356,293
-----------------------------------------------------------------------------------------------------------------
                                                                             $ 58,070,156           $ 73,104,835
=================================================================================================================

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                                $ 23,075,930           $ 10,892,707
     Income taxes payable                                                               -                331,328
     Deferred income taxes                                                        750,000                      -
     Deferred revenue                                                           4,310,130              4,810,606
-----------------------------------------------------------------------------------------------------------------
                                                                               28,136,060             16,034,641
-----------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 7)                                                         44,038,240             41,211,445

CONTRIBUTED SURPLUS (Note 7)                                                   28,655,744             28,655,744

DEFICIT                                                                       (42,759,888)           (12,796,995)
-----------------------------------------------------------------------------------------------------------------
                                                                               29,934,096             57,070,194
-----------------------------------------------------------------------------------------------------------------
                                                                             $ 58,070,156           $ 73,104,835
=================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

ARCHITEL SYSTEMS CORPORATION
Consolidated Statements of Operations and Deficit
Nine-month period ended June 30, 2000
(with comparative figures for the year ended September 30, 1999)
(in Canadian Dollars)

-------------------------------------------------------------------------------

                                                                                                June 30,             September 30,
                                                                                                    2000                      1999
                                                                              ---------------------------     ---------------------
REVENUE
     License fees                                                                           $ 23,167,607              $ 38,392,899
     Services                                                                                 22,430,853                31,687,062
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              45,598,460                70,079,961
-----------------------------------------------------------------------------------------------------------------------------------

COST OF SALES
     License fees                                                                                736,302                 1,045,789
     Services                                                                                 16,603,321                28,293,297
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              17,339,623                29,339,086
-----------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                                  28,258,837                40,740,875
-----------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     General and administrative                                                               21,961,764                11,332,650
     Research and development (Note 4)                                                        13,942,064                16,958,434
     Sales and marketing                                                                      15,898,418                16,012,693
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              51,802,246                44,303,777
-----------------------------------------------------------------------------------------------------------------------------------
LOSS BEFORE INTEREST INCOME AND
     AMORTIZATION OF INTANGIBLES                                                             (23,543,409)               (3,562,902)

INTEREST INCOME                                                                                1,100,426                 1,611,946

AMORTIZATION OF INTANGIBLES                                                                  (11,356,293)              (21,003,371)
-----------------------------------------------------------------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                                                                     (33,799,276)              (22,954,327)

INCOME TAX (RECOVERY) / EXPENSE (Note 8)                                                      (3,836,383)                  375,000
-----------------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                                                                      (29,962,893)              (23,329,327)

RETAINED EARNINGS / (DEFICIT), BEGINNING OF PERIOD                                           (12,796,995)               10,532,332
-----------------------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS / (DEFICIT), END OF PERIOD                                                $(42,759,888)             $(12,796,995)
===================================================================================================================================

LOSS PER SHARE (Note 9)
     Basic and fully diluted                                                                $      (1.94)             $      (1.53)
===================================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

ARCHITEL SYSTEMS CORPORATION
Consolidated Statements of Cash Flows
Nine-month period ended June 30, 2000
(with comparative figures for the year ended September 30, 1999)
(in Canadian Dollars)

========================================================================================================================
                                                                                          June 30,         September 30,
                                                                                              2000                  1999
                                                                                   ---------------        --------------
NET (OUTFLOW) / INFLOW OF CASH RELATED
     TO THE FOLLOWING ACTIVITIES

OPERATING
     Net loss for the period                                                       $   (29,962,893)       $  (23,329,327)
     Items not affecting cash
          Amortization
               Capital assets                                                            3,141,770             2,954,243
               Intangibles                                                              11,356,293            21,003,371
           Deferred income taxes                                                        (1,357,955)              241,060
------------------------------------------------------------------------------------------------------------------------
                                                                                       (16,822,785)              869,347

     Changes in non-cash working capital items
          Accounts receivable                                                             (287,648)            (510,401)
          Income taxes receivable                                                       (1,245,864)                   -
          Investment tax credits recoverable                                              (450,000)              404,380
          Prepaid expenses                                                                (340,458)            (416,546)
          Accounts payable and accrued liabilities                                      12,183,223           (1,716,294)
          Income taxes payable / recoverable                                              (331,328)          (1,861,795)
          Deferred revenue                                                                (500,476)           2,889,230
------------------------------------------------------------------------------------------------------------------------
                                                                                        (7,795,336)            (342,079)
------------------------------------------------------------------------------------------------------------------------

INVESTING
     Purchase of capital assets                                                         (4,455,298)           (4,548,450)
------------------------------------------------------------------------------------------------------------------------

FINANCING
     Issuance of common shares                                                           2,826,795             1,751,698
     Sale/maturity of short-term investments                                             4,591,762            10,345,299
     Purchase of short-term investments                                                       -               (2,096,550)
------------------------------------------------------------------------------------------------------------------------
                                                                                         7,418,557            10,000,447
------------------------------------------------------------------------------------------------------------------------

NET CASH (OUTFLOW) / INFLOW                                                             (4,832,077)           5,109,918

CASH AND CASH EQUIVALENTS,
     BEGINNING OF PERIOD                                                                 8,776,844            3,666,926
------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
     END OF PERIOD                                                                 $     3,944,767        $    8,776,844
========================================================================================================================

SUPPLEMENTARY INFORMATION
     Interest paid                                                                 $         1,888        $        5,060
     Income tax (received) / paid                                                         (220,351)            1,459,329

 The accompanying notes are an integral part of these consolidated statements.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

1.   BASIS OF PRESENTATION


     Prior to July 1, 2000, the fiscal year of Architel Systems Corporation (the "Company") ended on September 30. On July 1, 2000, the Company was effectively acquired by Nortel Networks Corporation (see Note 17). These financial statements include only the results prior to the acquisition for the nine-month period ended June 30, 2000 with comparative figures for the year ended September 30, 1999.

2.   ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") and include the accounts of the Company and its wholly-owned subsidiaries. These principles conform with accounting principles generally accepted in the United States of America ("US GAAP"), except as described in Note 16. Amounts are expressed in Canadian dollars.

     Cash and cash equivalents

     Cash and cash equivalents consist of cash and short-term, highly liquid investments with original maturities of 90 days or less.

     Short-term investments

     Short-term investments consist of fixed income investments and are carried at the lower of amortized cost and market.

     Capital assets

     Capital assets are stated at cost less accumulated amortization.

     Amortization is recorded using the following rates and methods:

        Computer equipment                   -   2 years straight-line
        Computer software                    -   2 years straight-line
        Furniture and equipment              -   20% per annum declining-balance
        Leasehold improvements               -   Over term of lease

     Intangibles

     Intangible assets include amounts allocated to the fair value of customer lists, in-process research and development, acquired technology, and goodwill on acquisition. These intangibles are being amortized on a straight-line basis over their estimated useful lives as follows:

        Customer lists                       -   9 months
        In-process research and development  -   18 months
        Acquired technology                  -   24 months
        Goodwill                             -   24 months

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

2.   ACCOUNTING POLICIES (continued)

     Intangibles (continued)

     The Company regularly reviews the carrying values of intangibles to assess their recoverability from future earnings. If recoverability is not assured, the intangibles are written down to their net recoverable value.

     Income taxes

     The Company provides for income taxes based on accounting income using the deferral method. Deferred income taxes primarily comprise the difference between the accounting value and tax value of capital assets, liabilities and the tax benefit arising from the Company's initial public offering. Under this method, taxes are computed using current tax rates regardless of when such income is subject to taxes under tax laws. The resulting deferred tax balances are not adjusted for any subsequent changes in tax rates.

     Recognition of revenue

     License fees are recognized using either the percentage of completion method or on a contract milestone basis. The percentage of completion method is used where significant development of the licensed software product is required, or when acceptance of the licensed software product is dependent upon acceptance of related services. Recognition on contract milestones applies where minimal or no development of the licensed software product is required. Where the percentage of completion method is used, revisions to cost and profit estimates made during the course of work are reflected in the period in which the change is known. Provision is made in full for any anticipated loss when the estimate of total costs on a contract indicates a loss.

     Services revenue, which consists of professional services revenue and product support revenue, is recognized in the period in which the work is performed. Certain contracts contain incentive provisions based on achieving performance milestones. These incentive provisions are included in income when realized.

     Deferred revenue represents billings in advance of the services provided.

     Accrued revenue for contracts in progress, included in accounts receivable reflected on the consolidated balance sheets, represents goods and services delivered or performed but not billed.

     Research and development costs and investment tax credits

     Research costs are expensed as incurred.

     Development costs are expensed as incurred unless they meet the generally accepted accounting criteria for deferral and there is reasonable assurance they will be recovered. In the periods presented, all development costs have been expensed as incurred.

     Investment tax credits are recognized as a reduction of research and development costs when there is reasonable assurance that they will be realized.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

2.   ACCOUNTING POLICIES (continued)

     Stock-based compensation plans

     The Company has stock-based compensation plans, which are described in note
     7. No compensation expense is recognized when stock options are issued to employees. Any consideration paid on the exercise of stock options is credited to capital stock.

     Use of accounting estimates

     The preparation of financial statements in conformity with Canadian GAAP requires the Company's management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. In particular, revenue recognition using the percentage of completion method requires the use of estimates of costs to complete projects. Actual results could differ from the estimates made by management.

     Foreign currency translation

     The financial statements of the Company's foreign subsidiaries, all of which are considered to be operationally dependent upon the Company, are translated using the temporal method. Under this method, revenues and expenses are translated at rates in effect on the transaction date. Monetary assets and liabilities are translated at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at historical exchange rates. Exchange gains and losses on translation are included in the Consolidated Statements of Operations and Deficit under general and administrative expenses.

3.   ACCOUNTS RECEIVABLE

                                                           June 30,            September 30,
                                                               2000                     1999
                                                        ------------           --------------

     Billed receivables                                 $18,225,991            $15,885,173
     Accrued revenue for contracts in progress            6,076,836              8,130,006
     ----------------------------------------------------------------------------------------
                                                        $24,302,827            $24,015,179
     ========================================================================================

4.   INVESTMENT TAX CREDITS RECOVERABLE

     For the nine-month period ended June 30, 2000, investment tax credits in the amount of $450,000 (September 30, 1999 - $940,446) have been recognized as a reduction of research and development expenses. The Company has Canadian investment tax credit carryforwards of approximately $4,300,000 which are available to offset future Federal Part I taxes payable.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

5.   CAPITAL ASSETS

                                                                           June 30, 2000
                                                   -------------------------------------------------------------
                                                                           Accumulated            Net Book
                                                         Cost              Amortization             Value
                                                   ------------------   -------------------   ------------------

     Computer equipment                                  $ 7,587,055           $ 5,322,729          $ 2,264,326
     Computer software                                     6,191,978             3,870,412            2,321,566
     Furniture and equipment                               4,418,055             1,826,619            2,591,436
     Leasehold improvements                                2,293,307               861,305            1,432,002
     -----------------------------------------------------------------------------------------------------------
                                                         $20,490,395           $11,881,065          $ 8,609,330
     ===========================================================================================================

                                                                        September 30, 1999
                                                   -------------------------------------------------------------
                                                                           Accumulated            Net Book
                                                         Cost              Amortization             Value
                                                   ------------------   -------------------   ------------------

     Computer equipment                                  $ 6,052,021           $ 4,037,041          $ 2,014,980
     Computer software                                     4,205,853             2,712,376            1,493,477
     Furniture and equipment                               3,576,700             1,353,489            2,223,211
     Leasehold improvements                                2,200,522               636,388            1,564,134
     -----------------------------------------------------------------------------------------------------------
                                                         $16,035,096           $ 8,739,294          $ 7,295,802
     ===========================================================================================================

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

     6.   INTANGIBLE ASSETS

                                                                            June 30, 2000
                                                    -------------------------------------------------------------
                                                        Acquired            Accumulated            Net Book
                                                          Value            Amortization              Value
                                                    ------------------   ------------------    ------------------
     Customer lists                                       $ 1,097,920           $ 1,097,920           $        -
     In process research and development                   11,335,440            11,335,440                    -
     Acquired technology                                   18,166,780            18,166,780                    -
     Goodwill                                               7,379,893             7,379,893                    -
     ------------------------------------------------------------------------------------------------------------
                                                          $37,980,033           $37,980,033           $        -
     ============================================================================================================

                                                                         September 30, 1999
                                                    -------------------------------------------------------------
                                                        Acquired            Accumulated            Net Book
                                                          Value            Amortization              Value
                                                    ------------------   ------------------    ------------------

     Customer lists                                       $ 1,097,920           $ 1,097,920           $        -
     In process research and development                   11,335,440             9,488,184             1,847,256
     Acquired technology                                   18,166,780            11,404,702             6,762,078
     Goodwill                                               7,379,893             4,632,934             2,746,959
     ------------------------------------------------------------------------------------------------------------
                                                          $37,980,033           $26,623,740           $11,356,293
     ============================================================================================================

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

7.   SHARE CAPITAL

     Authorized
          Unlimited number of common shares
          Unlimited number of preferred shares, issuable in series

     Changes to issued share capital are as follows:

                                                             Number of
                                                           Common Shares        Amount
                                                           -------------     ------------
     Issued and outstanding at September 30, 1998            15,082,613      $ 39,459,747
     Issue of shares for cash under the Flexible Share
          Incentive Plan, net of repurchases                     41,200            12,360
     Issue of shares for cash under the
          1996 Stock Option Plan                                203,756         1,710,735
     Issue of shares for cash under the
          Accugraph Corporation 1996 Stock Option Plan            2,592            28,603
     ------------------------------------------------------------------------------------
     Issued and outstanding at September 30, 1999            15,330,161        41,211,445
     Issue of shares for cash under the Flexible Share
          Incentive Plan, net of repurchases                      5,000             1,500
     Issue of shares for cash under the
          1996 Stock Option Plan                                248,486         2,816,144
     Issue of shares for cash under the
     Accugraph Corporation 1996 Stock Option Plan                   544             9,151
     ------------------------------------------------------------------------------------
     Issued and outstanding at June 30, 2000                 15,584,191      $ 44,038,240
     ====================================================================================

     a) Contributed surplus of $28,655,744 includes the excess of the share consideration over the stated share capital on acquisition (see Note
          14) in the amount of $27,555,744, and the tax benefit from US employees exercising stock options in the amount of $1,100,000.

     b) The Company has adopted, or assumed on acquisition, the following stock incentive arrangements, under which options to purchase shares have been granted to directors, officers, employees and/or consultants:

          (i)   the Flexible Share Incentive Plan;

          (ii)  the 1996 Stock Option Plan;

          (iii) the Accugraph Corporation 1992 Directors and Officers Stock Option Plan;

          (iv)  the Accugraph Corporation Key Employee Stock Option Plan; and

          (v)   the Accugraph Corporation 1996 Stock Option Plan.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

7.   SHARE CAPITAL (continued)

     The following options are outstanding as at June 30, 2000:

                                                                                                     Weighted
                                                                                   Options           Average
                                                                                 Outstanding      Exercise Price
                                                                               ----------------   --------------
     Flexible Share Incentive Plan                                                      18,200           $  0.30
     1996 Stock Option Plan                                                          2,100,699             19.84
     Accugraph Corporation 1992 Directors
          and Officers Stock Option Plan                                                 1,666             34.41
     Accugraph Corporation Key Employee Stock Option Plan                               15,129             18.46
     Accugraph Corporation 1996 Stock Option Plan                                       49,036             16.10
     -----------------------------------------------------------------------------------------------------------
                                                                                     2,184,730           $ 19.59
     ===========================================================================================================

                                                       June 30, 2000                  September 30, 1999
                                               ------------------------------  ---------------------------------
                                                                   Weighted                          Weighted
                                                  Number of        Average         Number of         Average
                                                   Shares      Exercise Price       Shares        Exercise Price
                                               --------------  --------------  ----------------   --------------

     Outstanding, beginning of period              1,765,151         $ 12.27         1,692,322           $ 11.92
     Granted                                         807,017           31.18           757,503             14.27
     Exercised                                      (254,030)          11.11          (247,548)             8.04
     Forfeited and expired                          (133,408)          16.79          (437,126)            14.59
     -----------------------------------------------------------------------------------------------------------
     Outstanding, end of period                    2,184,730         $ 19.59         1,765,151           $ 12.27
     ===========================================================================================================

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

       Options outstanding at June 30, 2000:

                                Options outstanding        Options exercisable
                        --------------------------------   --------------------
                                     Weighted   Weighted               Weighted
                                     Average    Average                Average
         Range of       Number of  Contractual  Exercise   Number of   Exercise
      Exercise Prices    Shares       Life       Price       Shares     Price
     -----------------  ---------  -----------  --------   ---------   --------

     $0.30                 18,200        4.7      $0.30       18,200   $   0.30
     $4.44 to $9.70       393,063        7.4       9.29      316,925       9.19
     $10.56 to $14.75     651,824        8.0      13.09      333,749      13.56
     $15.20 to $19.75     504,723        7.6      17.04      145,225      15.76
     $20.00 to $29.64     131,163        9.0      24.48       13,756      25.06
     $33.65 to $43.91     485,757        9.6      38.59        2,082      36.31
     --------------------------------------------------------------------------
                        2,184,730                            829,937
     ==========================================================================

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

7.   SHARE CAPITAL (continued)

     Options under the Flexible Share Incentive Plan were granted in January 1995, were fully vested as at September 30, 1998 and can be exercised until January 1, 2005. Options under the 1996 Stock Option Plan are granted with an exercise price not less than the market price of the common shares at the date of grant, generally vest over a three or four year period from the date of grant and expire 10 years from the date of grant. Options under the Accugraph Corporation 1992 Directors and Officers Stock Option Plan were fully vested as at September 30, 1998 and have a variety of expiration dates ending no later than May 2001. Options under the Accugraph Corporation Key Employee Stock Option Plan have a variety of vesting schedules and expiry dates ending no later than January 2002. Options under the Accugraph Corporation 1996 Stock Option Plan have a variety of vesting schedules and expiry dates ending no later than April 2005.

8.   INCOME TAXES

                                                              June 30,       September 30,
                                                                2000             1999
                                                            -------------    -------------
     Current                                                $    (836,383)       $ 350,000
     Deferred                                                  (3,000,000)          25,000
     -------------------------------------------------------------------------------------
                                                            $  (3,836,383)       $ 375,000
     =====================================================================================

     Income tax expense, including both the current and deferred portions, varies from amounts which would be computed by applying the Company's combined statutory income tax rate as follows:

                                                              June 30,       September 30,
                                                                2000             1999
                                                            -------------    -------------
     Combined rate of income
          taxes at 44.4% (September 30, 1999 - 44.6%)       $ (15,006,879)   $ (10,242,000)

     Increase (decrease) resulting from:
          Amortization of intangibles                           5,042,194        9,372,000
          Other permanent differences                          (2,052,273)         131,000
          Effect of lower tax rate on foreign income              134,996          353,000
          Losses and investment tax credits not recognized      8,010,570        1,009,000
          Other                                                    35,009         (248,000)
     -------------------------------------------------------------------------------------
                                                            $  (3,836,383)   $     375,000
     =====================================================================================

     At June 30, 2000, the Company's United States subsidiaries had accumulated losses for tax purposes of approximately $1,500,000 (September 30, 1999 - $1,000,000) which have not been recognized in these financial statements, and are available to be applied against future taxable income until 2019. The Company has Canadian Federal loss carryforwards of approximately $11,637,000 and Provincial loss carryforwards of approximately $23,368,000. These losses are available to be applied against future taxable income until 2007.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

9.   EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share are calculated using the weighted monthly average number of common shares outstanding during the year. As at June 30, 2000 there were 15,459,523 common shares (September 30, 1999 - 15,201,379)
     used in this calculation.

     Fully diluted earnings (loss) per share are calculated under the assumption that all dilutive share options outstanding at the end of the year had been exercised at the later of the beginning of the year and the date of grant. For the period ended June 30, 2000 there were 15,459,523 common shares (September 30, 1999 - 15,201,379) used in this calculation.

10.  COMMITMENTS AND CONTINGENCIES

     a) The Company and its subsidiaries have obligations under long-term leases for office facilities and equipment. The future minimum lease payments under these operating leases for the years ended June 30 are as follows:

               2001                                $ 3,896,171
               2002                                  3,381,874
               2003                                  2,982,338
               2004                                  2,738,412
               2005                                  1,464,995
               Thereafter                              599,723
               -----------------------------------------------
                                                   $15,063,513
               ===============================================

     b) The Company and its subsidiaries face the possibility of routine litigation incidental to its business, and to assessment and reassessment of income and other taxes by various taxing authorities. The Company believes it has provided adequately for these matters and accordingly their ultimate disposition will not have a material affect on its consolidated earnings or financial position.

11.  LINE OF CREDIT

     The Company has an available line of credit of $5,000,000 with its bankers that is secured by accounts receivable, marketable securities, a general security agreement and a specific first charge over intellectual property. As at June 30, 2000 and September 30, 1999, no amounts had been drawn on this facility.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

12.  SEGMENTED INFORMATION

     The Company operates principally in one reportable business segment, the design, development and support of advanced operations support systems for the global telecommunications industry. The results of the Company's operations as measured by country or region, based on the location of the customer, are as follows:

     a)   Revenue

                                                         Nine-months ended June 30, 2000
                                ------------------------------------------------------------------------------------
                                   Canada        United States         Europe             Other             Total
                                -----------      -------------      ------------       -----------      ------------
          License fees          $   352,500      $  14,193,715      $  6,294,889       $ 2,326,503      $ 23,167,607
          Services                1,785,433          9,702,461         6,973,276         3,969,683        22,430,853
          ----------------------------------------------------------------------------------------------------------
          Net revenue           $ 2,137,933      $  23,896,176      $ 13,268,165       $ 6,296,186      $ 45,598,460
          ==========================================================================================================

                                                          Year ended September 30, 1999
                                ------------------------------------------------------------------------------------
                                   Canada        United States         Europe             Other             Total
                                -----------      -------------      ------------       -----------      ------------

          License fees          $ 2,367,000      $  12,276,018      $ 20,868,693       $ 2,881,188      $ 38,392,899
          Services                4,496,013         19,381,596         5,323,225         2,486,228        31,687,062
          ----------------------------------------------------------------------------------------------------------
          Net revenue           $ 6,863,013      $  31,657,614      $ 26,191,918       $ 5,367,416      $ 70,079,961
          ==========================================================================================================

     b)   Other segmented information

                                              June 30, 2000
                             --------------------------------------------------------
                                Canada      United States     Europe         Total
                             ------------   -------------   ----------   ------------
          Capital assets     $  6,646,590   $   1,275,489   $  687,251   $  8,609,330
          ===========================================================================

          Intangible assets  $          -   $           -   $        -   $          -
          ===========================================================================

                                                September 30, 1999
                             --------------------------------------------------------
                                Canada      United States     Europe         Total
                             ------------   -------------   ----------   ------------

          Capital assets     $  5,425,896     $ 1,307,410   $  562,496   $  7,295,802
          ===========================================================================

          Intangible assets  $ 11,356,293     $         -   $        -   $ 11,356,293
          ===========================================================================

     c) No individual customer accounted for more than 10% of revenues for the nine-month period ended June 30, 2000. Revenue from one customer in the United States accounted for 15%, and revenue from one customer in Europe accounted for 10% of the Company's total revenues for the year ended September 30, 1999.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

13.  FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     The carrying value of all of the Company's financial instruments approximates fair value, with the exception of short-term investments. The fair value of short-term investments at June 30, 2000 was $14,524,965 (September 30, 1999 - $19,356,079).

     The estimated fair values of investments include unrealized gains on investments held. The estimates are not necessarily indicative of the amounts the Company could potentially realize in a current market exchange.

     Foreign exchange risk

     The Company maintains its accounts in Canadian dollars. However a majority of its revenue is generated in foreign jurisdictions, and its products are priced in foreign currencies. Therefore, the Company is subject to foreign currency fluctuations which may, from time to time, affect its profitability and cash flow.

     Interest rate risk

     Surplus cash is invested according to the Company's investment policy, which states that the primary objective is the preservation of capital. Investment credit risk is managed by limitations on the grade of securities, diversification of issuers and limitations on terms to maturity. The Company is subject to interest rate risk in the form of varying rates of return on its investment portfolio.

     Concentration of credit risk

     Accounts receivable from 2 customers represents 28% of total accounts receivable at June 30, 2000 (September 30, 1999 - two customers represented 27%). The Company believes that there is minimal risk associated with the collection of these amounts, as such amounts are receivable from large established telecommunication companies. The balance of accounts receivable is widely distributed among other customers.

14.  ACQUISITION

     On June 29, 1998, the Company acquired all of the issued and outstanding shares of Accugraph Corporation. As consideration, the Company issued 2,246,040 common shares for a total purchase price of $34,349,350. The purchase price was allocated to net tangible liabilities of $3,630,683 and intangible assets and goodwill of $37,980,033.

15.  COMPARATIVE AMOUNTS

     Certain of the prior period's figures have been reclassified to conform with the current period's presentation.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

16.  UNITED STATES ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with Canadian GAAP, which conform in all material respects with US GAAP during the periods presented except with respect to the following (adjustments, where appropriate, are net of related income tax effects):

     a) Under Canadian GAAP, there is no requirement to record compensation on the issue of stock options to employees, consultants or directors. Under U.S. GAAP APB No. 25, compensation equal to the difference between the market price of the stock and the exercise price of the option is recorded as an expense over the period of vesting of the option, with a corresponding increase to additional paid in capital, a component of shareholders' equity. Accordingly, for U.S. GAAP purposes, for the nine-month period ended June 30, 2000 and for the year ended September 30, 1999, there would be no effect on net income. The compensation effect on fiscal years prior to September 1999 would result in a decrease in retained earnings of $3,530,475 and an increase in additional paid in capital of $3,530,475.

     b) All of the Company's short-term investment are classified as `available for sale'. Under U.S. GAAP, SFAS No. 115 requires the Company to record securities which management has classified as available for sale at fair value. Unrealized holding gains and losses would be excluded from earnings and recognized as a component of comprehensive income and reported, net of tax, as a separate component of shareholders' equity until realized. As at June 30, 2000 and September 30, 1999 securities available for sale amounted to $14,524,965 and $19,356,079 respectively. For the nine-month period ended June 30, 2000 and for the year ended September 30, 1999 the unrealized (loss)/ gain, net of tax, amounted to $(132,352) and $159,819 respectively. Under Canadian GAAP, short-term investments are carried at the lower of amortized cost and market.

     c) Under Canadian GAAP, acquired in-process research and development is capitalized and amortized over its useful life. Under U.S. GAAP, acquired in-process research and development is expensed. Therefore, for U.S. GAAP purposes, for the nine-month period ended June 30, 2000 and for the year ended September 30, 1999, amortization of intangibles would decrease by and net income would increase by $1,847,257 and $7,556,960 respectively.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

16.  UNITED STATES ACCOUNTING PRINCIPLES (continued)

     d) The following additional disclosures are required in the financial statements under U.S. GAAP:

          i. Allowances for doubtful accounts on accounts receivable as at June 30, 2000 and September 30, 1999, are $764,399 and $557,623
               respectively.

          ii. Accrued liabilities and other non-trade payables included in accounts payable and accrued liabilities as at June 30, 2000 and September 30, 1999, are $22,607,902 and $10,092,010 respectively.

          iii. Foreign exchange gains for the nine-month period ended June 30, 2000 and for the year ended September 30, 1999 are $339,687 and $508,899 respectively.

          iv. Investment tax credits which were credited to research and development expenses under Canadian GAAP would instead be credited to the income tax provision under U.S. GAAP. For the nine month period ended June 30, 2000 and for the year ended September 30, 1999, $450,000 and $940,446 respectively would be credited to the income tax provision.

     e) Under U.S. GAAP, the Company must apply SFAS No. 109, Accounting for Income Taxes. In accordance with SFAS No. 109, income taxes reflect the impact of net operating loss carryforwards, general business credit carryforwards, and temporary differences between values recorded for assets and liabilities for financial reporting purposes and values utilized for measurement in accordance with income tax laws. For the Accugraph acquisition (see Note 14), under U.S. GAAP, a deferred tax liability of $8,100,000 would be recorded and the cost of intangible assets would be increased by $8,100,000 at the time of the acquisition. This amount represents the tax effect of the difference between the accounting values and the tax values of the assets acquired. This affects amortization of intangibles, excluding acquired in-process research and development, and recovery of deferred income taxes in periods subsequent to the acquisition.

     f) In June 1998, the FASB issued SFAS No. 133, `Accounting for Derivative Instruments and Hedging Activities', which established accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to measure all derivatives at fair market value and to recognize them in the balance sheet as an asset or liability, depending on the entity's rights or obligations under the applicable derivative contract. Management was not required to adopt SFAS No. 133 during the nine-months ended June 30, 2000. As a result of its effective acquisition by Nortel Networks Corporation (see Note 17), the Company did not adopt the standard in its individual financial statements.

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

16.  UNITED STATES ACCOUNTING PRINCIPLES (continued)

     g) The following table reconciles net income / (loss) for the periods in accordance with U.S. GAAP:

                                                                                                 June 30,       September 30,
                                                                                                   2000             1999
                                                                                              -------------     -------------
          Net income / (loss) in conformance with Canadian GAAP                               $ (29,962,893)    $ (23,329,327)
          Adjustments (net of income taxes):
          Amortization of intangibles                                                                96,996            77,261
          Acquired in process research and development                                            1,847,257         7,556,960
          -------------------------------------------------------------------------------------------------------------------
          Net income / (loss) in conformance with U.S. GAAP                                     (28,018,640)      (15,695,106)
          Unrealized gain / (loss) on securities (net of tax of $107,000 (1999 - $130,000))        (132,352)          159,819
          -------------------------------------------------------------------------------------------------------------------
          Comprehensive loss in conformance with U.S. GAAP                                    $ (28,150,992)    $ (15,535,287)
          ===================================================================================================================
          Basic and diluted earnings / (loss) per common share - U.S. GAAP                    $       (1.81)    $       (1.03)
          ===================================================================================================================

          Basic earnings (loss) per common share is determined using the weighted average number of shares outstanding during the period. Diluted earnings (loss) per common share reflects the potential dilutive effects of the common share options outstanding at the end of the period.

     h) The following table reflects the items in the consolidated balance sheets that would be affected had the financial statements been prepared in accordance with U.S. GAAP:

                                                     June 30,     September 30,
                                                       2000           1999
                                                   ------------   -------------

          Short-term investments                   $ 14,524,965   $  19,356,079
          Intangible assets                                   -      12,428,379
          Accounts payable                              468,028       1,143,529
          Accrued liabilities                        22,607,902       9,749,178
          Deferred tax liability                        773,000       3,146,339
          Deficit                                   (46,290,363)    (18,271,723)
          Accumulated other comprehensive income         27,467         159,819
          Additional paid in capital                  3,530,475       3,530,475

ARCHITEL SYSTEMS CORPORATION
Notes to the Consolidated Financial Statements
June 30, 2000 and September 30, 1999
(Amounts in Canadian Dollars)
================================================================================

17.  SUBSEQUENT EVENTS

     On July 1, 2000, under a plan of arrangement between the Company and Nortel Networks Limited and a subsidiary of Nortel Networks Limited, all of the issued and outstanding shares of the Company were acquired. Following an amalgamation and reorganization, shareholders of the Company effectively received, for each share of the Company, 0.38682 shares of Nortel Networks Corporation (the parent of Nortel Networks Limited), which had assumed all of the rights and obligations of Nortel Networks Limited under the arrangement.

     On February 1, 2002, MetaSolv Software, Inc. acquired certain assets of Nortel Networks Limited's service commerce business, including certain of the assets of Architel Systems Corporation for $35 million cash and the assumption of certain liabilities.

          SERVICE COMMERCE

          (A Business of Nortel Networks Corporation)

          Financial Statements for the years ended
          December 31, 2001 and 2000

                          Independent Auditors' Report

To the Board of Directors of
Nortel Networks Corporation

We have audited the accompanying balance sheets of the Service Commerce business ("Service Commerce") of Nortel Networks Corporation ("Nortel Networks") as of December 31, 2001 and 2000, and the related statements of operations, net investment and cash flows for the years then ended. These financial statements are the responsibility of Nortel Networks management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the balance sheets of Service Commerce include the net assets acquired by Nortel Networks in its purchase of Architel Systems Corporation ("Architel") on July 1, 2000, after giving effect to the allocation of Nortel Networks purchase price to Architel's net assets and to the changes in the net assets of Architel subsequent to the acquisition; the related statements of income, net investment and of cash flows reflect the results of operations and the cash flows of Architel subsequent to such acquisition after giving effect to the allocation of Nortel Networks purchase price to Architel's net assets.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Service Commerce business of Nortel Networks as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

Toronto, Canada
April 2, 2002

                                SERVICE COMMERCE
                   (A Business of Nortel Networks Corporation)

                                 Balance Sheets
                                As at December 31
                           (thousands of U.S. dollars)


                                                                                      2001           2000
                                                                                   -----------     ----------
                                        ASSETS

Current assets:
   Accounts receivable, net of allowance for doubtful accounts
     and returns of  $1,669 in 2001 and $1,692 in 2000..........................   $    11,942     $   16,430

   Prepaid expenses and other current assets....................................           648            281
                                                                                   -----------     ----------
     Total current assets.......................................................        12,590         16,711


Property and equipment, net.....................................................         3,701          3,889

Acquired intangibles, net.......................................................        15,306        380,168
                                                                                   -----------     ----------
Total assets....................................................................   $    31,597     $  400,768
                                                                                   ===========     ==========

                                       LIABILITIES

Current liabilities:
   Accounts payable.............................................................   $       862     $    5,236
   Payable to Nortel Networks Corporation.......................................        65,281         17,329
   Payroll-related accruals.....................................................         2,082          6,117
   Other accrued liabilities....................................................        19,522         17,461
   Income taxes payable.........................................................           858            158
   Unearned revenue.............................................................         3,911          3,294
                                                                                   -----------     ----------
     Total current liabilities..................................................        92,516         49,595

Long term deferred taxes........................................................           -            1,931
                                                                                   -----------     ----------
Total liabilities...............................................................        92,516         51,526
                                                                                   -----------     ----------

Commitments (Note 6)

Nortel Networks Corporation net investment......................................       (60,919)       349,242
                                                                                   -----------     ----------
Total liabilities and Nortel Networks Corporation net investment................   $    31,597     $  400,768
                                                                                   ===========     ==========

                       See notes to financial statements.

                                SERVICE COMMERCE
                   (A Business of Nortel Networks Corporation)

                            Statements of Operations
                             Years Ended December 31
                           (thousands of U.S. dollars)

                                                         2001            2000
                                                      ---------       ---------
Revenues:
   License fees ................................      $  48,503       $  23,695
   Services ....................................         17,324          10,484
                                                      ---------       ---------

           Total revenues ......................         65,827          34,179
                                                      ---------       ---------

Cost of revenues:
   License fees ................................          4,696           5,201
   Services ....................................         17,469           9,070
                                                      ---------       ---------

           Total cost of revenues ..............         22,165          14,271
                                                      ---------       ---------

Gross margin ...................................         43,662          19,908

Operating expenses:
   Product development and engineering .........         34,281          33,995
   Sales and marketing .........................         37,094          26,887
   General and administrative ..................          6,260           3,477
   In-process research and development .........           --            13,700
   Amortization of acquired technology .........          9,238           3,649
   Amortization of goodwill ....................        100,034          52,163
   Deferred compensation expense ...............          1,153             843
   Write-down of intangibles ...................        233,000            --
   Special charges .............................         15,874            --
                                                      ---------       ---------

           Total operating expenses ............        436,934         134,714
                                                      ---------       ---------

Operating loss .................................       (393,272)       (114,806)

Interest income ................................            263             324

Other income (expense), net ....................          1,550              96
                                                      ---------       ---------

Loss before income taxes .......................       (391,459)       (114,386)

Income tax (benefit) provision .................         (1,231)          2,203
                                                      ---------       ---------

Net loss .......................................      $(390,228)      $(116,589)
                                                      =========       =========

                       See notes to financial statements.

                                SERVICE COMMERCE
                   (A Business of Nortel Networks Corporation)

                          Statements of Net Investment
                             Years Ended December 31
                           (thousands of U.S. dollars)

                                                                     Nortel
                                                                    Networks
                                                                   Corporation
                                                  Comprehensive        Net
                                                      Loss         Investment
                                                  -------------    -----------
Balance, December 31, 1999 .....................                   $      (537)

Comprehensive loss:
    Net loss ...................................    (116,589)         (116,589)
    Translation adjustment .....................      (4,547)           (4,547)
                                                    --------
    Total comprehensive loss ...................    (121,136)
                                                    --------

Contribution of Architel .......................                       472,560

Deferred compensation on Architel acquisition ..                        (2,488)

Amortization of deferred compensation ..........                           843
                                                                   -----------

Balance, December 31, 2000 .....................                       349,242
                                                                   -----------

Comprehensive loss:
    Net loss ...................................    (390,228)         (390,228)
    Translation adjustment .....................     (21,086)          (21,086)
                                                    --------
    Total comprehensive loss ...................    (411,314)
                                                    --------

Amortization of deferred compensation ..........                         1,153
                                                                   -----------

Balance, December 31, 2001 .....................                   $   (60,919)
                                                                   ===========

                       See notes to financial statements.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                            Statements of Cash Flows
                            Years Ended December 31
                          (thousands of U.S. dollars)

                                                                          2001          2000
                                                                       ---------     ---------
Cash flows from (used in) operating activities:
   Net loss .........................................................  $(390,228)    $(116,589)
   Adjustments to reconcile net loss to net cash from (used in)
     operating activities, net of the effects of acquisitions:
      Depreciation and amortization .................................    114,418        56,427
      Deferred compensation expense .................................      1,153           843
      Write-down of intangibles .....................................    233,000             -
      Provision for doubtful accounts and returns ...................      4,760         1,942
      Deferred income taxes .........................................     (1,931)        1,748
      Write-off of acquired in-process research and development .....          -        13,700
      Changes in assets and liabilities:
         Accounts receivable ........................................       (311)           85
         Prepaid and other assets ...................................       (420)          497
         Accounts payable ...........................................     (3,986)       (9,480)
         Payable to Nortel Networks Corporation .....................     47,952        29,819
         Payroll-related accruals ...................................     (4,615)        4,730
         Other accrued liabilities ..................................      2,061        13,503
         Income taxes payable .......................................        700         1,093
         Unearned revenue ...........................................        617           182
                                                                       ---------     ---------
            Net cash from (used in) operating activities ............      3,170        (1,500)
                                                                       ---------     ---------
Cash flows from (used in) investing activities:
   Expenditures for property and equipment ..........................     (3,170)            -
   Proceeds on disposals of property and equipment ..................          -         1,500
                                                                       ---------     ---------

            Net cash from (used in) investing activities ............     (3,170)        1,500
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents ................          -             -
                                                                       ---------     ---------
Cash and cash equivalents, beginning of year ........................          -             -
                                                                       ---------     ---------
Cash and cash equivalents, end of year ..............................  $       -     $       -
                                                                       =========     =========
Cash paid for interest ..............................................  $      32     $       -
                                                                       =========     =========
Cash paid for income taxes ..........................................  $       -     $       -
                                                                       =========     =========

                       See notes to financial statements.

                                SERVICE COMMERCE
                   (A Business of Nortel Networks Corporation)

                          Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)

1.   Description of the Business

     The accompanying financial statements reflect the carved-out operations of the Service Commerce business ("Service Commerce"), a business of Nortel Networks Corporation ("Nortel Networks") for all periods presented. The financial statements include revenue and cost of revenues of Service Commerce's products, as well as personnel, facilities, pension and other expenses which were attributable to Service Commerce's general and administrative, research and development, and sales and marketing activities.

     Service Commerce provides service enabling software which reaches beyond managing network infrastructure, giving service providers the ability to rapidly create and deliver valued, profit generating services to their customers. Service Commerce software glues the applications to the network infrastructure and makes it easier to manage on an end-to-end basis.

     Service Commerce's principal products include; Order Management, Service Activation, Inventory Management, Policy Services, Service Accounting, Service Analytics, and IP VPN Management. Order Management handles the coordination and management of information to and from multiple internal Business Support Systems (BSSs) and Operational Support Systems (OSSs) to complete service and network orders in the new generation service provider environment. Service Activation enables telecommunication providers to activate services instantly for their customers and quickly realize revenue, while improving customer service and reducing costs. Inventory Management provides accurate inventory management that enables real-time, flow-through network and service provisioning. With Inventory Management, service providers can determine network inventory levels, enhance rapid service delivery and manage network capacity. The Policy Services application provides the engine for rapid service delivery, and simplifies the operations required to support user, policy, and service management in IP environments. Service Accounting streamlines data collection and mediation, flexibly transforming raw data into information that meets the needs of a wide range of billing and operational systems. Service Analytics is a carrier class contract management solution that allows service providers to manage contractual obligations to customers, partners and suppliers, designed for multi-service, multi-vendor network environments. IP VPN Management assists in the management of bundled services that can be customized to users needs.

     Service Commerce was developed from a number of research and development projects within Nortel Networks. As these projects evolved, the technology and related applications evolved into the Service Commerce business at the beginning of 2000, and sales of products began in the second quarter of 2000.

     On July 1, 2000, under a plan of arrangement (the "Arrangement") between Architel Systems Corporation ("Architel") and Nortel Networks Limited ("NNL"), a wholly owned subsidiary of Nortel Networks, all of the issued and outstanding shares of Architel were acquired. Following an amalgamation and reorganization, shareholders of Architel received approximately 0.38682 shares of Nortel Networks, which had assumed all of the rights and obligations of NNL under the Arrangement, for each share of Architel. The aggregate purchase price was approximately $472 million. Architel was a provider of software systems that allow service providers to provide Internet and other next-generation IP services.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)

1.   Description of the Business (continued)

     As a result of the Arrangement, the accompanying financial statements reflect the effect of the purchase accounting adjustments that relate to Architel in accordance with the Staff Accounting Bulletin No. 54 of the United States Securities and Exchange Commission, "Application of "Push Down" Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase".

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the Arrangement:

                                                                  At July 1,
                                                                     2000
                                                                  ----------
     Current assets ...........................................   $   43,004
     Property and equipment ...................................        5,841
     Intangible assets ........................................       31,100
     Goodwill .................................................      416,513
                                                                  ----------

        Total assets acquired .................................      496,458

     Current liabilities ......................................       21,410
     Deferred compensation.....................................        2,488
                                                                  ----------

     Net assets acquired ......................................   $  472,560
                                                                  ==========

     The intangible assets comprised in-process research and development of $13.7 million and acquired technology of $17.4 million. The in-process research and development assets were written off at the date of the Arrangement and the acquired technology is being amortized over 2 years. The amortization period established for the goodwill was 4 years. The goodwill amortization is not expected to be deductible for tax purposes.

     Subsequent to the Arrangement, certain functions and processes (including, but not limited to: cash management; processing of receivables and certain payables; legal services; and payroll ("Centralized Services")) were transitioned during the period from June 30, 2000 to December 31, 2001 to be performed centrally by Nortel Networks and its subsidiaries for Service Commerce. Costs for these Centralized Services allocated to Service Commerce (including costs related to products developed internally prior to the Architel acquisition) are based on estimated actual usage, and have been included in Service Commerce's statements of operations. The financial position, results of operations and cash flows of Service Commerce may differ from those that would have been achieved had Service Commerce operated independently of Nortel Networks for all periods presented. Although management is unable to determine the actual costs that would have been incurred if the Centralized Services performed by Nortel Networks had been purchased from independent third parties, management considers the allocation methodologies to be reasonable.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)

2.   Significant Accounting Policies

     Basis of presentation - The accompanying financial statements of Service Commerce include the net assets acquired by Nortel Networks in its purchase of Architel on July 1, 2000, and the results of Architel's operations and its cash flows subsequent to that date, after giving effect to the allocation of Nortel Networks purchase price to Architel's net assets, to the changes in net assets of Architel subsequent to the Arrangement, and to the allocations of certain Centralized Services and other costs provided by Nortel Networks (see Note 1). Accordingly, such financial statements do not purport to be those of Service Commerce as a separate corporate entity prepared on an historical cost basis of accounting. All significant intercompany balances and transactions between Architel entities and Service Commerce's operating units have been eliminated. The functional currency is the United States dollar. The translation from the applicable foreign currency to United States dollars for balance sheet accounts is performed using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using the weighted average exchange rate during the period. Adjustments resulting from such translation are accumulated in the Nortel Networks net investment amount as part of accumulated other comprehensive loss. A net gain of $1,141 and a net loss of $25 resulting from foreign currency transactions are included in the results of operations for 2001 and 2000, respectively.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Financial Instruments -Service Commerce considers cash and all highly liquid investments purchased with an original or remaining maturity of less than three months at the date of purchase to be cash equivalents.

     The amounts reported for accounts receivable and other financial instruments are considered to approximate fair value based upon comparable market information available at the respective balance sheet dates.

     The financial instruments that potentially subject Service Commerce to concentrations of credit risk comprise principally trade accounts receivable. Service Commerce's customer base was dispersed across many different geographic areas throughout Canada, the United States, Europe, and Asia and consists principally of companies in the networking equipment, high-end software, telecommunications and computer systems industries. Service Commerce performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. Collateral, such as letters of credit and bank guarantees, was generally not required.

     In the normal course of business, Service Commerce had exposures to foreign currency fluctuations arising from, among other activities, foreign currency sales and purchases and intercompany transactions.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)

2.   Significant Accounting Policies (continued)

     Financial Instruments (continued)

     Effective January 1, 2001, Service Commerce adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133". SFAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. The adoption of SFAS 133 did not have any effect on the business, results of operations, or financial condition of Service Commerce.

     Revenue Recognition - Service Commerce's revenue is derived primarily from three sources, across many industries: (i) product license revenue, derived primarily from product sales to customers, including large-scale enterprises; (ii) maintenance service and support revenue, derived primarily from providing software updates, maintenance support, training and consulting services to customers; and (iii) professional service organization revenue, derived primarily from customized software integration services for customers.

     Service Commerce applies the provisions of Statement of Position 97-2, "Software Revenue Recognition", as amended, and recognizes product revenue upon delivery if a signed contract and customer purchase order exists, the fee is fixed and determinable, and collection of resulting receivables is probable. Service Commerce has also adopted the recommendations of Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), effective January 1, 2000.

     For contracts with multiple obligations (e.g. deliverable and undeliverable products, maintenance and other services), Service Commerce allocates revenue to each component of the contract based on objective evidence of its fair value, which is specific to Service Commerce, or for products not being sold separately, the price established by management. If the vendor specific objective evidence ("VSOE") of fair value cannot be determined, all of the revenues for the contract are deferred until such time VSOE exists. Service Commerce recognizes revenue allocated to undelivered products (although Service Commerce generally does not sell undeliverable or future products and services) when the criteria for product revenue set forth above are met. Service Commerce recognizes revenue allocated to maintenance fees for ongoing customer support and product updates ratably over the period of the maintenance contract. Payments for maintenance fees are generally made in advance and are non-refundable. For revenue allocated to training and consulting services, Service Commerce recognizes revenue as the related services are provided. Revenues from contracts that have extended payment terms are recognized as the amounts become due.

     Deferred Revenue - Deferred revenue consists of amounts billed to customers for which services will be performed over future periods. Revenue is recognized as realized. For service maintenance contracts, revenue is recognized equally over the maintenance period while training and professional services revenue is recognized as the services are rendered.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)

2.   Significant Accounting Policies (continued)

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (generally three to five years). Leasehold improvements are amortized over the lesser of their useful lives or the term of the related lease. Upon disposal, the assets and related accumulated depreciation are removed from Service Commerce's accounts, and the resulting gains or losses are reflected in the statements of operations.

     When events and circumstances warrant a review, the carrying values of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used are evaluated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of". An impairment review is performed whenever events or circumstances indicate that the carrying value may not be recoverable. Certain factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, and significant negative industry or economic trends.

     The carrying values of long-lived assets, certain identifiable intangibles, and goodwill related to those assets are considered impaired when the anticipated undiscounted cash flow from such assets is less than their carrying values. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value. Fair value is generally determined using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced by the cost to dispose of such assets.

     Income Taxes - Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Service Commerce is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Product Development and Engineering Expenditures - Costs related to research, design and development of products are charged to product development and engineering expenses as incurred.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)


 2.    Significant Accounting Policies (continued)

       Stock-Based Compensation - Service Commerce has adopted SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages but does not require companies to record compensation cost for stock-based compensation plans at fair value. Service Commerce has chosen to continue to account for employee stock options using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of Nortel Networks stock at the date of the grant over the amount an employee must pay to acquire the stock. Service Commerce does not have any stock-based compensation plans specifically in place for its employees and no costs associated with Nortel Networks plans have been allocated to Service Commerce. As Nortel Networks employees, the Service Commerce employees are eligible for Nortel Networks stock-based compensation plans.

       Upon completion of the Arrangement, Nortel Networks assumed the options outstanding under the Architel stock option plans existing at that point in time and options for Architel stock were converted into equivalent options for Nortel Networks stock. The Architel stock options outstanding were issued to the employees, directors and officers of Architel during the years prior to the Arrangement. The Architel plans had a variety of vesting schedules and expiry dates ending no later than April 2005. Subsequent to the Arrangement, no further options have been or will be issued under the Architel plans.

       Recently Issued Accounting Standards - In October 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 applies to all long-lived assets, including discontinued operations, and develops one accounting model for long-lived assets to be disposed of by sale. This Statement supersedes SFAS 121, and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The provisions of SFAS 144 are required to be adopted by Service Commerce effective January 1, 2002. Service Commerce has not yet determined the effect that the adoption of SFAS 144 will have on its business, results of operations, and financial condition.

       In July 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141"), effective for business combinations initiated after June 30, 2001, and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") effective for fiscal years beginning after December 15, 2001. SFAS 141 transitional rules require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. As a result, the pooling-of-interests method is now prohibited. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, and intangibles with an indefinite life, will cease upon adoption of this Statement, which for Service Commerce will be January 1, 2002.

       The adoption of SFAS 141 did not have an impact on the business, results of operations, and financial condition of Service Commerce. The first of the required SFAS 142 impairment tests will be performed during 2002 and Service Commerce has not yet determined the effect that the adoption of SFAS 142 will have on its business, results of operations, and financial condition.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)


3.     Property and Equipment

       Property and equipment at December 31 consists of the following:

                                                          2001      2000
                                                        -------    -------
       Leasehold improvements .......................   $ 1,532    $ 1,528
       Equipment ....................................     4,603      3,353
       Furniture and fixtures .......................     1,667      1,189
       Purchased software ...........................       873        825
                                                        -------    -------
                                                          8,675      6,895

       Less accumulated depreciation and amortization    (4,974)    (3,006)
                                                        -------    -------

       Property and equipment, net ..................   $ 3,701    $ 3,889
                                                        =======    =======


4.     Intangible Assets

       Acquired intangibles at December 31 consist of the following:

                                                          2001      2000
                                                        -------    -------

       Acquired technology .......................... $  16,939  $  17,467
       Goodwill .....................................   394,451    418,513
                                                      ---------  ---------

                                                        411,390    435,980
       Write down of intangible assets .............   (233,000)      --
       Accumulated amortization ....................   (163,084)   (55,812)
                                                      ---------  ---------

       Acquired intangibles, net ...................  $  15,306  $ 380,168
                                                      =========  =========

       The goodwill balance decreased by $21 million during 2001, and increased by $2 million in 2000, as a result of changes in the Canadian to U.S. dollar exchange rate. Additionally, during June 2001, the goodwill balance decreased by approximately $3 million due to a purchase price adjustment related to the fair value of property and equipment acquired.

       As part of its review of financial results during the year ended December 31, 2001, the company performed an assessment of the carrying values of intangible assets recorded in connection with acquisitions. The assessment during that period was performed in light of the significant negative industry and economic trends impacting both the current operations and expected future growth rates, and the adjustment of technology valuations. The conclusion of that assessment was that the decline in market conditions within the industry was significant and other than temporary. As a result, the company recorded a write down of intangible assets of approximately $233 million in December 2001, based on the amount by which the carrying amount of these assets exceeded the fair value.

       Fair value was determined based on the estimated selling price for the underlying assets that could be obtained from an independent third party.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
(thousands of U.S. dollars, except per share amounts, unless otherwise stated)


5.   Other Accrued Liabilities

     Other accrued liabilities at December 31 consist of the following:

                                                       2001           2000
                                                     --------       --------

Sales tax .........................................  $  4,211       $  4,600
Restructuring costs ...............................    10,712          4,800
Royalties .........................................     1,853          1,017
System integration fees ...........................     1,996          6,512
Employee related costs and other ..................       750            532
                                                     --------       --------

Other accrued liabilities                            $ 19,522       $ 17,461
                                                     ========       ========

6.   Commitments

     Service Commerce leases its principal operating facility and off-site sales offices under operating leases expiring no later than July 2009. Future minimum lease payments under these leases, as of December 31, 2001, are as follows:

     2002 ......................................................    $  1,837
     2003 ......................................................       1,850
     2004 ......................................................       1,422
     2005 ......................................................         440
     2006 ......................................................         295
     Thereafter ................................................         818
                                                                    --------

                                                                    $  6,662
                                                                    ========

     Rent expense was approximately $2.7 million in 2001, and $1.4 million in 2000.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)



7.   Special Charges

     Special charges were as follows:

                                                      Year                                         Provision
                                                     Ended           Cumulative Drawdowns        Balance as at
                                                  December 31,     -----------------------        December 31,
                                                      2001           Cash        Non-cash             2001
                                                ----------------   ----------- ------------     ---------------
Restructuring activities:
   Workforce reduction ..........................    7,077            $ 2,917           -           $  4,160
   Contract settlement
      and lease costs ...........................    8,385              1,833           -              6,552
   Property and equipment writedowns ............      412                  -         412                  -
                                                   -------            -------      ------           --------
                                                   $15,874            $ 4,750      $  412           $ 10,712
                                                   =======            =======      ======           ========

     During 2001, in light of the significant downturn in both the telecommunications industry and the economic environment, and capital market trends impacting Service Commerce's and Nortel Networks operations and expected future growth rates, Nortel Networks implemented a work plan to streamline its operations and activities around its core markets and leadership strategies. This work plan was adjusted during the year to reflect the continued decline in the industry and economic environment, and in the capital markets.

     Restructuring activities

     For the year ended December 31, 2001, Service Commerce recorded restructuring charges of $15,874.

     Workforce reduction charges of $7,077 for the year ended December 31, 2001 were related to the cost of severance and benefits associated with approximately 194 employees notified of termination. The workforce reduction was primarily in North America. As at December 31, 2001, the workforce reduction provision balance had been drawn down by cash payments of $2,917, resulting in an ending provision balance of $4,160.

     In conjunction with the above noted workforce reduction, Service Commerce identified a number of leased facilities that were no longer needed. As a result, net contract settlement and lease costs of approximately $8,385 were recorded for the year ended December 31, 2001. The costs primarily related to future contractual obligations under operating leases. Partially offsetting the total lease charge is approximately $14,287 in expected sublease revenue on leases that cannot be terminated. As at December 31, 2001, this provision balance had been drawn down by cash payments of $1,833.

     Property and equipment write downs of $412 for the year ended December 31, 2001 consisted of the writedown of leasehold improvements and certain information technology equipment associated with the exiting of the above noted leased facilities.

     During the year ended December 31, 2000, Service Commerce recorded special charges of $nil.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)



8.   Segment Information and Major Customers

     In accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," Service Commerce is required to disclose information about its products, services, the geographic area in which it operates, and major customers. Service Commerce operates in a single industry segment which provides service enabling software which reaches beyond managing network infrastructure, giving service providers the ability to create and deliver valued, profit generating services to their customers

     The following are revenues by geographic area:

                                                   2001            2000
                                                 ---------       ---------

     United States ...........................   $  42,468       $   7,876
     Canada ..................................      11,181             533
     United Kingdom ..........................       7,683          14,064
     Germany .................................       1,251           6,929
     Other International .....................       3,244           4,777
                                                 ---------       ---------

     Total ...................................   $  65,827       $  34,179
                                                 =========       =========

     Revenues are attributable to geographic regions based on the location of the customer. Property and equipment balances as at December 31, 2001 were located in the following countries; Canada - $2,988, U.S. - $623, other foreign countries - $90. Property and equipment balances as at December 31, 2000 were located in the following countries; Canada - $3,272, U.S. - $550, other foreign countries - $67. In 2001 the two largest customers represented revenue of approximately $17,144 and $11,063. In 2000 the three largest customers represented revenue of approximately $6,661, $4,473, and $4,401.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)



9.   Incomes Taxes

     Certain of Service Commerce's results of operations are included in the income tax returns filed for Nortel Networks. Service Commerce's income tax provision, deferred income tax balances and valuation allowance have been determined for financial statement purposes as if Service Commerce filed separate tax returns. The following is a reconciliation of income taxes, calculated at the Canadian combined Federal and provincial income tax rate, to the income tax (benefit) provision included in the accompanying Statements of Operations for the years ended December 31:

                                                                              2001            2000
                                                                          --------------  ------------
     Income taxes at Canadian rates
        (2001 - 39.62%, 2000 - 40.75%) ...............................     $ (155,096)    $ (46,612)
     Non-deductible amortization of goodwill and intangible assets ...        135,586        26,642
     Benefit of previously unrecognized tax credits ..................              -          (892)
     Difference between Canadian rates
        and rates in other jurisdictions .............................            541         1,237
     Benefit of losses not recognized ................................         16,237        20,451
     Other ...........................................................            801           377
     Large corporations tax ..........................................            700         1,000
                                                                           ----------     ---------
     Income tax (benefit) provision ..................................     $   (1,231)    $   2,203
                                                                           ==========     =========

     Current .........................................................     $      700     $   1,000
     Deferred ........................................................         (1,931)        1,203
                                                                           ----------     ---------
                                                                           $   (1,231)    $   2,203
                                                                           ==========     =========


     The following table shows the significant components included in deferred income taxes as at December 31:

                                                                               2001           2000
                                                                           ------------   -------------

     Tax benefit of domestic loss carryforwards and tax credits ......     $    10,637    $    1,314
     Tax benefit of foreign loss carryforwards .......................          23,116        20,888
     Provisions and reserves .........................................           3,180         2,154
     Other ...........................................................             797             6
     Acquired technology .............................................          (1,500)       (5,631)
     Valuation allowance .............................................         (36,230)      (20,662)
                                                                           -----------    ----------
     Net deferred income tax asset/(liability) .......................     $         -    $   (1,931)
                                                                           ===========    ==========

     Service Commerce has provided a valuation allowance on deferred income tax balances of $36,230 and $20,662 for December 31, 2001 and 2000 respectively because of the uncertainty regarding the realization of certain foreign and domestic net operating losses due to the limited profitable operating history.

                                SERVICE COMMERCE
                  (A Business of Nortel Networks Corporation)

                         Notes to Financial Statements
 (thousands of U.S. dollars, except per share amounts, unless otherwise stated)


9.   Incomes Taxes (continued)

     As of December 31, 2001, Service Commerce had Canadian net operating loss carryforwards and tax credits for federal and provincial income tax purposes of approximately $32,200 and $39,200 respectively. Service Commerce also had a foreign net operating loss carryforward of $61,200. The net operating loss and credit carryforwards will expire between 2007 and 2021.

10.  Related Party Transactions - Parent

     The following table presents intercompany transactions and balances between Service Commerce and Nortel Networks and its affiliates for the years ended December 31:

                                                                         2001          2000
                                                                       ---------     ---------

     Balance at beginning of period ................................   $  17,329     $       -

     Net amounts paid by Nortel Networks on behalf of
        Service Commerce ...........................................      47,952        17,329
                                                                       ---------     ---------

     Balance payable to Nortel Networks at end of period ...........   $  65,281     $  17,329
                                                                       =========     =========

     As a business of Nortel Networks, Service commerce does not maintain any cash balances of its own. Nortel Networks pays all expenses on behalf of the business and collects all receivables through centralized services

11.  Subsequent Event

     On February 1, 2002, Nortel Networks Limited completed a transaction with MetaSolv Software, Inc. ("MetaSolv Software") to sell certain assets of its Service Commerce business for $35 million in cash and the assumption of certain liabilities on closing by MetaSolv Software. Under the agreement, MetaSolv Software will assume certain existing customer contracts, as well as certain leased office space.

(b)      Pro forma financial information.

         The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2001, and the unaudited pro forma condensed combined balance sheet as of December 31, 2001, each reflecting the acquisition by the Company of certain of the assets of Service Commerce, are set forth below.


UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2001, gives effect to the acquisition from Nortel Networks Limited ("Nortel") of certain of the assets of Service Commerce, which closed on February 1, 2002 (the "Acquisition"), as if it had occurred on January 1, 2001.

         The unaudited condensed combined balance sheet as of December 31, 2001, gives effect to the Acquisition from Nortel as if it had occurred on that date.

         The unaudited pro forma condensed combined statement of operations, and the unaudited pro forma condensed combined balance sheet as of December 31, 2001, are based upon, and should be read in conjunction with, our historical audited financial statements filed on Form 10-K for the year ended December 31, 2001, and the historical audited financial statements of Service Commerce for the year ended December 31, 2001.

         The pro forma financial results are not intended to be a projection of future results and are not necessarily indicative of the results that would have occurred if the Acquisition had been in effect on the dates presented.

         The aggregate purchase price for certain assets of Service Commerce was $35 million in cash, plus the assumption of $8.5 million in liabilities of Service Commerce. To the extent that actual liabilities assumed exceeds $8.5 million, we will be reimbursed for the excess. To the extent that actual liabilities assumed is less than $8.5 million, we will reimburse Nortel for the balance. The asset purchase agreement provides that we will reduce the cash purchase price by $3 million, which is to be used to cover the cost related to the issuance of stock options and retention bonuses to key Service Commerce employees. This cash payment has been treated as a reduction of the purchase price. In addition, direct transaction costs were approximately $4.4 million.

         We accounted for the Acquisition as a business combination using the purchase method of accounting, as required by Statements of Financial Accounting Standards No. 141, "Business Combinations," and No. 142 "Goodwill and Other Intangible Assets."

         The total purchase price is being allocated to the Service Commerce tangible assets and liabilities based on their respective estimated fair values as of the closing date of the transaction. The tangible assets were inventoried and evaluated by an independent third party, and do not differ materially from the net book value in the historical financial statements of Service Commerce. We allocated the excess of the purchase price over the fair value of the net tangible assets acquired to identifiable intangible assets, including a reseller arrangement with Nortel, the core technology related to Service Commerce products, and in-process research and development costs, with the remainder being allocated to goodwill. In addition, deferred taxes will be recognized for the difference between the book and tax basis of certain intangible assets.

         The allocation of the excess purchase price over net tangible assets has been determined based on a preliminary valuation available at the date of the preparation of this unaudited pro forma condensed combined financial information. A final determination will be made following the completion of the valuation.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                      (in thousands, except per share data)
                                 (in US dollars)


                                                                            Service
                                                              MetaSolv     Commerce      Pro Forma        Pro Forma      Pro Forma
                                                             Historical   Historical   Adjustment (a)   Adjustment (b)   Combined
                                                             ----------   ----------   --------------   --------------   ---------
                        Assets

Current assets:
     Cash                                                    $   80,658   $        -     $        -       $ (32,000)     $  48,658
     Marketable securities                                       56,919                                                     56,919
     Accounts receivable, net                                    13,530       11,942        (11,942)              -         13,530
     Prepaid expenses                                             2,095          648           (648)              -          2,095
     Deferred tax assets and other current
         assets                                                   6,022            -              -               -          6,022
                                                             ----------   ----------     ----------       ---------      ---------
            Total current assets                                159,224       12,590        (12,590)        (32,000)       127,224

Property and equipment, net                                      16,586        3,701         (3,701)          3,761         20,347
Equity investments                                                  571                                                        571
Goodwill                                                          6,375            -                         19,930         26,305
Other intangible assets                                           4,615       15,306        (15,306)         17,149         21,764
Other assets                                                        646            -              -           1,625          2,271
                                                             ----------   ----------     ----------       ---------      ---------
            Total assets                                     $  188,017   $   31,597     $  (31,597)      $  10,465      $ 198,482
                                                             ==========   ==========     ==========       =========      =========

           Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                        $    3,663   $      862     $     (862)      $   4,400        $ 8,063
     Accrued expenses                                            13,679       22,462        (22,462)          6,000         19,679
     Payable to Nortel Networks                                               65,281        (65,281)                             -
     Deferred revenue                                             9,114        3,911         (3,911)          2,500         11,614
                                                             ----------   ----------     ----------       ---------      ---------
            Total current liabilities                            26,456       92,516        (92,516)         12,900         39,356

Deferred income taxes                                               388            -              -               -            388

Stockholders' equity:
     Common stock                                                   187            -              -               -            187
     Additional paid-in capital                                 139,750            -              -               -        139,750
     Deferred compensation                                         (154)                                                      (154)
     Nortel Networks net investment                                          (60,919)        60,919               -              -
     Accumulated other comprehensive income                         125                                                        125
     Retained earnings (deficit)                                 21,265            -              -          (2,435)        18,830
                                                             ----------   ----------     ----------       ---------      ---------
            Total stockholders' equity                          161,173      (60,919)        60,919          (2,435)       158,738
                                                             ----------   ----------     ----------       ---------      ---------
            Total liabilities and stockholders' equity       $  188,017   $   31,597     $  (31,597)      $  10,465      $ 198,482
                                                             ==========   ==========     ==========       =========      =========

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                      (in thousands, except per share data)
                                 (in US dollars)


                                                             Service
                                            MetaSolv         Commerce        Pro Forma          Pro Forma
                                            Historical      Historical      Adjustments         Combined
                                            ----------      ----------      -----------         --------
Revenues:
     License                                $   68,412      $   48,503      $        -         $  116,915
     Service                                    50,434          17,324               -             67,758
                                            ----------      ----------      -----------        ----------
          Total revenues                       118,846          65,827               -            184,673

Cost of revenues
     License                                     6,141           4,696                             10,837
     Amortization of intangibles                 1,417           9,238            1,793 (c)(d)     12,448
     Service                                    23,343          17,469               -             40,812
                                            ----------      ----------      -----------        ----------
          Total cost of revenues                30,901          31,403            1,793            64,097
                                            ----------      ----------      -----------        ----------
Gross profit                                    87,945          34,424           (1,793)          120,576
                                            ----------      ----------      -----------        ----------

Operating expenses:
     Research and development                   31,346          34,281                             65,627
     Sales and marketing                        26,815          37,094                             63,909
     General and administrative                 20,731           7,413                             28,144
     Amortization of goodwill
      and write down of intangibles                            333,034         (333,034)(c)            -
     Special charges                             6,082          15,874               -             21,956
                                            ----------      ----------      -----------        ----------
     Total expenses                             84,974         427,696         (333,034)          179,636
                                            ----------      ----------      -----------        ----------

Operating income (loss)
                                                 2,971        (393,272)         331,241           (59,060)

Interest and other income, net                   1,990           1,813           (1,459)(e)         2,344
                                            ----------      ----------      -----------        ----------

Income (loss) before income taxes                4,961        (391,459)         329,782           (55,716)

Income tax expense (benefit)                     2,244          (1,231)          (1,013)(f)             -
                                            ----------      ----------      -----------        ----------
Net income (loss)                           $    2,717      $ (390,228)     $   330,795        $  (55,716)
                                            ==========      ==========      ===========        ==========

Earnings (loss) per share
     Basic                                  $     0.07               -                -        $    (1.54)
     Diluted                                $     0.07               -                -        $    (1.54)

Weighted average shares outstanding
 Basic                                          36,717               -                -            36,717
 Diluted                                        39,607               -                -            36,717

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                     (in thousands, except per share data)
                                (in US dollars)

(1) MetaSolv acquired certain assets and assumed certain liabilities of Service Commerce on February 1, 2002. Accordingly, Service Commerce's operations are included in the historical results of MetaSolv from that date. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2001 gives effect to the acquisition as if it had occurred on January 1, 2001. The unaudited pro forma condensed combined balance sheet as of December 31, 2001 gives effect to the acquisition as if it had occurred on that date.

     Set forth below is the preliminary allocation of the purchase price:

             Cash paid to Nortel upon closing                       $    35,000
             Less retention fund                                         (3,000)
             Estimated transaction costs                                  4,400
                                                                    -----------
                                                                    $    36,400
                                                                    ===========
     Allocation of the purchase price:
             Tangible assets acquired                               $     3,761
             Liabilities assumed                                         (8,500)
                                                                    -----------
                 Net tangible assets acquired                            (4,739)
                                                                    -----------

             In-process research and development                          4,060
             Developed technology, including patents                     12,086
             Customer contracts                                           4,913
                                                                    -----------
                 Net identifiable intangible assets acquired             21,209
                                                                    -----------
             Goodwill                                                    19,930
                                                                    -----------
                                                                    $    36,400
                                                                    ===========

     The amount of $4,060 allocated to in-process research and development costs was charged to expense upon closing on February 1, 2002. Under FAS 142, goodwill recorded as a result of the acquisition will not be amortized. The developed technology will be amortized over its useful life of two years and the customer contracts will be amortized over their useful life of one year.

(2) The following adjustments are made to the pro forma condensed combined balance sheet to reflect the acquisition by MetaSolv of Service Commerce, as if the acquisition had occurred on December 31, 2001:

     (a) To eliminate the assets and liabilities as recorded at historical value by Service Commerce

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                     (in thousands, except per share data)
                                (in US dollars)


     (b) To record the purchase of Service Commerce by MetaSolv, Inc. for a purchase price of $35 million cash, plus the assumption of $8.5 million in liabilities

             Goodwill                            19,930
             IPR&D (net of tax)                   2,435
             Purchased intangible assets         17,149
             Property and equipment net           3,761
             Deferred income taxes                1,625
               Unearned income                                         2,500
               Accrued liabilities                                     6,000
               Cash                                                   32,000
               Accounts payable                                        4,400

(3) The following adjustments are made to the pro forma condensed combined statement of operations to reflect the acquisition by MetaSolv of Service Commerce, as if the acquisition had occurred on January 1, 2001:

     (c) Reflects the elimination of Service Commerce's historical amortization expense of $9,238 and impairment of goodwill and purchased intangible assets of $333,034.

     (d) Reflects amortization expense of $11,091 of the developed technology using a two year life and customer contracts over a one year life based on the valuation at the time of the acquisition.

     (e) Reflects the elimination of interest earnings on the cash used to acquire Service Comerce, based upon the average rate earned by MetaSolv for the 12 months ended December 31, 2001.

     (f)  To adjust income tax expense.


(4) The unaudited pro forma condensed combined statement of operations does not take into consideration any synergies expected to be realized as a result of the acquisition. The historical financials of Service Commerce include several infrequent or nonrecurring items that are not directly affected by the acquisition. These infrequent and nonrecurring items may not be eliminated in arriving at pro forma results. These items include special charges totaling $15,874 related to staff reductions and restructuring of Service Commerce operations, and administrative charges allocated by Nortel Networks of approximately $7,600. Further, MetaSolv may be unable to realize comparable results due to a number of factors, including: the greater purchasing power of an organization the size of Nortel, the existence of a much larger global sales force, and their ability to bundle various goods and services or commit to purchases that involve different divisions of the Nortel. Accordingly, these statements are not necessarily indicative of operating results that would have been achieved had the acquisition been consummated on the dates indicated above, and should not be construed to be indicative of future operations.

(c)      Exhibits.

**2.1 Asset Purchase Agreement dated January 21, 2002, by and among Nortel Networks Limited, as vendor, MetaSolv Software, Inc., as purchaser, and MetaSolv, Inc., as guarantor.

*23.1    Consent of Deloitte & Touche LLP.

*23.2    Consent of Deloitte & Touche LLP.

**99.1   Press Release dated January 22, 2002.

**99.2   Press Release dated February 1, 2002.

-------------------

* Filed herewith.

** Incorporated by reference to Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 15, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         METASOLV, INC.


                                         By:   /s/ Glenn A. Etherington
                                             ---------------------------------
                                         Name:     Glenn A. Etherington
                                              --------------------------------
                                         Title:    Chief Financial Officer
                                               -------------------------------



Date:    April 17, 2002

                                  EXHIBIT INDEX

**2.1 Asset Purchase Agreement dated January 21, 2002, by and among Nortel Networks Limited, as vendor, MetaSolv Software, Inc., as purchaser, and MetaSolv, Inc., as guarantor.

*23.1    Consent of Deloitte & Touche LLP.

*23.2    Consent of Deloitte & Touche LLP.

**99.1   Press Release dated January 22, 2002.

**99.2   Press Release dated February 1, 2002.

--------------

* Filed herewith.

** Incorporated by reference to Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 15, 2002.